PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this "Agreement") is made as of May 31, 2000 by U.S. Facilities, Inc., a Delaware corporation ("Pledgor") in favor of Commerce Bank/Pennsylvania, N.A., a national banking association ("Pledgee").

BACKGROUND:

A. Pledgor has become indebted to Pledgee for a line of credit facility and a term loan in the aggregate original principal amount of $6,000,000 (collectively, the "Loan") evidenced by a Line of Credit Note in the original principal amount of $4,000,000 and a Term Loan Note in the original principal amount of $2,000,000, each dated the date hereof (collectively, the "Notes"). All initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan and Security Agreement of even date herewith between Pledgor and Pledgee (the "Loan Agreement").

B. As collateral security for Pledgor's Obligations to Pledgee, Pledgor has agreed to enter into and perform this Agreement, pursuant to which Pledgor shall pledge to Pledgee 1000 shares of the common stock of Halifax Technical Services, Inc., a Virginia corporation ("Halifax"), which shares comprise all of the issued and outstanding capital stock of Halifax.

NOW, THEREFORE, in consideration of the foregoing, Pledgor, intending to be legally bound hereby, covenants and agrees with, and in favor of, Pledgee as follows:

1. Pledge. To secure the prompt payment and performance of the Obligations and the other amounts set forth in Section 3 hereof (collectively the "Indebtedness"), Pledgor hereby pledges to Pledgee and grants to Pledgee a first lien on, and security interest in 1000 shares of issued and outstanding Common Stock, $1.00 par value per share, of Halifax now or hereafter owned by Pledgor, including without limitation, all additions, exchanges, replacements and substitutions and the proceeds thereof, as more particularly described on Schedule 1 hereto, together with all rights of Pledgor in and to any distribution or issuance of additional shares of stock of Halifax, whether by stock dividends, stock splits, recapitalizations, or otherwise (which shares of stock of Halifax are referred to as the "Pledged Shares" and certificates representing the Pledged Shares are referred to as the "Certificates").

2. Certificates for Pledged Shares. Pledgor has delivered, and by these presents does hereby deliver, to Pledgee all of the Certificates, together with stock powers for each Certificate in the form attached hereto as Exhibit "A" duly executed in blank for transfer by the registered owner of the Pledged Shares evidenced by each Certificate. Pledgee shall retain the Certificates and stock powers in its possession in pledge subject to the terms of this Agreement.

3. Additional Amounts Secured. In addition to Pledgor's prompt and full repayment of the Indebtedness, the security interest and pledge created hereby shall secure reimbursement to Pledgee for: (i) all costs and expenses incurred in collection of all amounts due to the Pledgee from Pledgor, including without limitation, the costs of suit and reasonable attorneys' fees in execution of this Agreement and the Notes; (ii) all future loans or extensions of credit to Pledgor, if any, or advances made by Pledgee for taxes, levies, insurance, or maintenance for or of the Pledged Shares; (iii) all other reasonable expenses incurred by Pledgee for the account of Pledgor; (iv) prompt performance by Pledgor of its obligations under the Loan Documents and this Agreement; and (v) interest on all of the foregoing at the rates set forth in the Notes.

4. Covenants. Until the termination of this Pledge Agreement and the security interest and pledge created hereby:

4.1 Except for the Proposed Merger, Pledgor shall not, nor shall Pledgor permit, without the prior written consent of Pledgee, the sale, transfer, pledge, hypothecation or other encumbrance, or the execution of an agreement contemplating any of the foregoing for all or any part of the Pledged Shares;

4.2 Pledgor shall, at Pledgor's expense, defend Pledgee's right, title, special property and security interest in and to the Pledged Shares and the proceeds thereof; and

4.3 In the event the Pledged Shares, or any of them, cease to be certificated and are held by a financial intermediary in electronic form, Pledgor agrees promptly to cause such financial intermediary to enter into a control agreement satisfactory to Pledgee and do all other acts and things reasonably required by Pledgee to perfect and maintain perfected the security interest and pledge created hereby.

5. Representations and Warranties. Pledgor represents and warrants that:

5.1 Pledgor is the legal and beneficial owner of the Pledged Shares. The Pledged Shares are not registered with the Securities Exchange Commission (the "SEC") or any state securities regulatory authority;

5.2 Each of the Pledged Shares has been duly and validly issued, is fully paid and nonassessable, and is owned by Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest and were not acquired by Pledgor with the proceeds of any such encumbrance, except for that granted hereunder;

5.3 The execution and delivery of this Pledge Agreement, and the performance of its terms, will not result in any violation of any shareholders agreement, voting trust agreement or any judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to Halifax or the Pledged Shares; and

5.4 The delivery to the Pledgee of this Pledge Agreement and the Certificates shall create a valid first lien upon and perfected security interest in the Pledged Shares and the proceeds thereof, subject to no prior security interest, lien, charge, encumbrance, or agreement purporting to grant to any third party a security interest in the other property or assets of Pledgor, which might include the Pledged Shares.

6. Events of Default. There shall be an "Event of Default" for purposes of this Pledge Agreement if: (i) any Event of Default (as defined therein) shall have occurred and be continuing under the Loan Agreement; or (ii) Pledgor shall fail to observe any agreement, condition, undertaking, or covenant in this Agreement other than the payment of money when due, and such failure has not been resolved or cured within 20 days after written notice thereof from Pledgee (provided that if such failure is not susceptible of cure within such period, Pledgor shall have commenced resolution or cure thereof within such 20 days and shall thereafter diligently pursue such resolution or cure for up to 45 days thereafter).

7. No Duty to Subordinate Creditors. Pledgee shall be under no duty to notify any subordinate pledge holder for any reason, including without limitation, in advance of enforcement of Pledgee's security interest, modification of this Agreement, or otherwise.

8. Remedies. Upon the occurrence of an Event of a Default, Pledgee shall have and may exercise all of the rights of a secured party under the Uniform Commercial Code as in force from time to time in the Commonwealth of Pennsylvania and all other applicable laws.

8.1 Pledgor recognizes that Pledgee may be unable to effect, or to do so only after delay which would adversely affect the value that might be realized from the Pledged Shares, a public sale of all or part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices and on terms less favorable to Pledgee than if sold at public sales, and therefore recognizes and confirms that such private sales shall be deemed to have been made in a commercially reasonable manner. Pledgor agrees that Pledgee has no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended.

8.2 Pledgee shall have no obligation to take any steps to preserve the rights of Pledgor in the Pledged Shares against prior parties. Pledgee shall have no obligation to sell or otherwise deal with the Pledged Shares, whether or not upon request of Pledgor, if at such time the value of the Pledged Shares, in the opinion of Pledgee, is less than the aggregate amount of the Indebtedness secured hereby, and such refusal or inaction by Pledgee shall not be deemed a breach

of any duty which Pledgee may have under law to preserve the Pledged Shares.

8.3 If, in the enforcement of such rights, Pledgee shall propose to dispose of all or any portion of the Pledged Shares, Pledgor agrees that ten (10) days prior written notice, sent to Pledgor in the manner provided in the Loan Agreement shall be adequate and reasonable notice.

9. Indemnification. Pledgor shall defend, indemnify, and hold harmless Pledgee from and against any loss, liability, damage, or expense which Pledgee may incur as a result of the taking, holding, and/or disposing of the Pledged Shares and the Certificates, unless such loss, liability, damage, or expense was caused by the gross negligence or willful misconduct of Pledgee or its agents.

10. Rights Retained by Pledgor. So long as no Event of Default shall have occurred and be continuing hereunder or under the Loan Agreement, Pledgor shall retain and may exercise all rights of or incident to the ownership of the Pledged Shares, including but not limited to voting rights, which are not inconsistent with the terms of this Pledge Agreement and the right to receive any and all cash dividends and distributions in respect thereof.

11. Termination. This Pledge Agreement and the security interests and pledge created hereby shall terminate on the irrevocable payment in full by Pledgor of all of the Indebtedness. Upon termination, Pledgee shall forthwith deliver to Pledgor all the Certificates, with all stock powers therefor, delivered by Pledgor to Pledgee, and file statements of release or termination in every location in which financing statements have been filed regarding the security interests herein granted.

12. Strict Enforcement. Pledgee shall at all times have the right to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom to the contrary. The failure of Pledgee at any time to enforce its rights hereunder shall not be construed as having created a custom contrary to the provisions of this Agreement, as having modified in any manner the terms hereof, or as having prevented Pledgee from thereafter enforcing strict compliance. All rights and remedies of Pledgee are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

13. Further Assurances. So long as any portion of the Indebtedness remains unpaid, Pledgor shall, upon request of Pledgee, and at Pledgor's expense, execute, deliver and cause to be recorded all UCC Financing Statements that the Pledgee deems appropriate to perfect Pledgee's security interest in the Pledged Shares.

14. Counterparts. This Agreement may be signed in any number of counterparts and by different parties on different counterparts, each of which counterparts, when so

executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together shall constitute but one and the same agreement.

15. Assignment. Pledgor may not assign this Pledge Agreement. Pledgee may assign this Agreement at any time, and any such assignee shall succeed to all of Pledgee's rights, duties, remedies, privileges and powers hereunder.

16. Governing Law. This Pledge Agreement shall be governed by the internal laws of the Commonwealth of Pennsylvania without regard to such state's principles of conflicts of laws.

IN WITNESS WHEREOF, Pledgor, with the intention of being legally bound hereby, has executed this Pledge Agreement, as a document under seal, as of the day and year first above written.

Pledgor:

U.S. FACILITIES, INC.

By: ____________________

Address:
1800 JFK Boulevard, 16th Floor
Philadelphia, PA 19103

SCHEDULE 1

Issuer: Halifax Technical Services, Inc. (VA corporation)

Record Holder	Certificate No.	No. of Shares	Type of Shares
U.S. Facilities, Inc.	____________	1000	Common